                                                                      EXHIBIT 11

                     CAMERON ASHLEY BUILDING PRODUCTS, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                                   (THOUSANDS)



                                                                      Three Months Ended
                                   --------------------------------------------------------------------------------------------
                                                 January 31, 2000                              January 31, 1999
                                   ------------------------------------------      --------------------------------------------
                                       Loss          Shares         Per-Share         Loss          Shares          Per-Share
                                   (Numerator)    (Denominator)       Amount       (Numerator)   (Denominator)        Amount
                                   -----------    -------------     ---------      -----------   -------------      -----------


BASIC EPS
Income available to common
stockholders                         $(1,204)          8,695          $(0.14)        $   (43)          8,646          $0.00
                                                                      ======                                          =====

EFFECT OF DILUTIVE SECURITIES
Average options outstanding                                0                                               0
Effects of treasury stock method
(based on exercise proceeds and
 tax benefits)                                             0                                               0
                                     -------         -------                         -------         -------

DILUTED EPS
Income available to common
stockholders assuming dilution       $(1,204)          8,695          $(0.14)        $   (43)          8,646          $0.00
                                     =======         =======          ======         =======         =======          =====